Exhibit 10.1

LEASE RENEWAL AND EXTENSION AGREEMENT
701 U.S. 1, INC.
(LEASE TO AmCOMP)

THIS Lease Renewal and Extension Agreement is made and entered into effective as of  March 1, 2008 by and between 701 U.S. 1, Inc., a Florida corporation (hereinafter called “LESSOR”) whose address for purposes hereof is 701 U.S. Highway One, Suite 402, North Palm Beach, FL 33408 and AmCOMP Preferred Insurance Company, a Florida corporation (hereinafter called “LESSEE”).  LESSEE’s address for purposes hereof is 701 U.S. Highway One, Suite 100, North Palm Beach, FL 33408 or such other address as may be specified in writing by LESSEE.

RECITALS

A.
LESSOR and LESSEE have previously entered into that certain Standard Office Building Lease with respect to Suites 200-01, 303, 304, 306, 308 and 400 of the Building described in the Standard Office Building Lease, a copy of which is attached hereto as Exhibit A (hereinafter “Lease”).

B.	LESSOR and LESSEE wish to renew and extend the terms and provisions of the Lease in accordance with the terms and provisions of this Lease Renewal and Extension Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby conclusively acknowledged by all parties and, further, in consideration of the renewal and extension of the Lease, the parties hereby agree as follows:

1.	The above Recitals are incorporated into the terms and provisions of this Lease Renewal and Extension Agreement.

2.
The initial term of the Lease shall be deemed to have been five (5) years and two (2) months, ending February 29, 2008, with no CPI or tax and insurance adjustments being made for January or February 2008 (the rental amounts for January and February 2008 shall be the same as for December 2007).

3.
The LESSEE shall be deemed to have properly and effectively exercised the option to renew under paragraph 48 of the Lease, with the term of the five (5) year renewal period commencing on March 1, 2008 and ending February 28, 2013.  For 2008 and thereafter, the “anniversary date” of the Lease shall be deemed to be March 1 of each year for purposes of future CPI adjustments pursuant to paragraph 5(A) of the Lease.  The base year for calculation of “Insurance and Tax Increases” under paragraph 5(B) of the Lease shall continue to be deemed to be 2001, i.e., the word “present” as used in 5(B) shall be deemed to mean those taxes and insurance rates in effect for the base year 2001.

4.
For avoidance of doubt, the LESSOR and LESSEE hereby agree that the Base Annual Rental for the first twelve (12) months of the Lease, as hereby renewed and extended, and as adjusted for CPI, shall be the sum of $28,148.63 per month ($337,783.56 per year) until the next annual CPI adjustment to be made as of the next anniversary date in accordance with the terms and provisions of 5(A) of the Lease.  Moreover, for the further avoidance of doubt, the LESSOR and the LESSEE hereby agree that as of March 1, 2008, the additional rent payable as a result of Insurance and Tax Increases pursuant to 5(B) of the Lease shall be the sum of $4,089.00 per month ($49,068.00 per year) until the next adjustment which is due under 5(B) of the Lease.  Any further adjustments of such Real Property Tax and Insurance Premium amounts shall be made in accordance with paragraph 5(B) of the Lease with 2001 continuing as the base year for any such adjustments.  Any decrease in Insurance Premiums and Real Property Taxes from the prior year’s amounts shall result in a proportionate decrease in the additional rent for Real Property Taxes and/or Insurance Premiums as compared to the prior year.  Sales tax due to the State of Florida on all rental sums due under the Lease shall also continue to be due and payable as set forth in the Lease at Paragraph 3.

5.
Paragraph 48 of the Lease, i.e., “Option to Renew” is hereby amended by stating that the LESSEE shall have an additional option to extend the Lease for an additional five (5) year term under the terms and provisions of paragraph 48 provided that the LESSEE shall notify LESSOR in writing of the exercise of such option to extend on or before six (6) months before the expiration of the term of the Lease, as extended hereunder, i.e., February 28, 2013.

6.
LESSEE (as well as LESSEE’s successors and assigns) shall continue to be authorized to further assign and sublease LESSEE’s rights and obligations under the Lease subject to LESSOR’s consent to such assignment or sublease, which consent shall not be unreasonably withheld by LESSOR.  Moreover, LESSOR hereby acknowledges and agrees that LESSEE’s parent company, AmCOMP Incorporated has entered into a Merger Agreement whereby AmCOMP Incorporated will be acquired by Employers Holdings, Inc., or its subsidiary.  The transaction(s) contemplated in said Merger Agreement shall not be deemed to require LESSOR’s approval or consent so long as LESSEE, or any parent, subsidiary or affiliated corporation shall remain as the LESSEE under the Lease.

7.
All remaining terms and provisions of the Lease not amended herein or inconsistent herewith are hereby ratified and reaffirmed as remaining in full force and effect with regard to the five (5) year extension set forth in this Lease Renewal and Extension Agreement.

IN WITNESS WHEREOF, the Parties hereto have signed, and delivered this Renewal Agreement at Palm Beach County, Florida on the day and year first above written.

WITNESSES:	LESSEE:
AmCOMP PREFERRED INSURANCE COMPANY, A Florida corporation

/s/ George E. Harris	By:	/s/ Fred Lowe
Print Name: George E. Harris		Title: Chairman

/s/ Mary T. Baldo	Date:	3/18/08
Print Name: Mary T. Baldo

STATE OF FLORIDA                           )
SS
COUNTY OF PALM BEACH              )

The foregoing instrument was acknowledged before me this 18th day of March, 2008 by Fred Lowe as Chairman of AmCOMP PREFERRED INSURANCE COMPANY, a Florida Corporation, who is personally known to me (or who produced personally known as identification).

/s/ Mary T. Baldo

Notary Public, State of Florida at Large Print Name: Date Commission Expires: Commission Number: SEAL

[NOTARY SEAL]

WITNESSES:	LESSOR:
701 U.S. 1, INC., A Florida corporation

/s/ Sandra Puleio	By:	/s/ John W. Gary
Print Name: Sandra Puleio		Title: President

/s/ May I. Tucholski	Date:	3/18/08
Print Name: May I. Tucholski

STATE OF FLORIDA                              )
SS
COUNTY OF PALM BEACH                 )

The foregoing instrument was acknowledged before me this 18th day of March, 2008 by John W. Gary, III as president of 701 U.S. 1, INC., a Florida Corporation, who is personally known to me.

/s/ Venerina R. Boratko

Notary Public, State of Florida at Large Print Name: Date Commission Expires: Commission Number: SEAL

[NOTARY SEAL]